--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                MONARCH MACHINE
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: ............

(2) Aggregate number of securities to which transaction applies: ...............

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ...............................

(4) Proposed maximum aggregate value of transaction: ...........................

(5) Total fee paid: ............................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: ....................................................

(2) Form, Schedule or Registration Statement No.: ..............................

(3) Filing Party: ..............................................................

(4) Date Filed: ................................................................

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

                                                                  [Monarch Logo]

--------------------------------------------------------------------------------

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:     Wednesday, May 5, 1999

Time:     2:00 p.m., E.D.S.T.

Place:    Kettering Tower, 12th Floor
          Second and Main Streets
          Dayton, Ohio 45423

At the Annual Meeting, shareholders of The Monarch Machine Tool Company will:

- ELECT THREE DIRECTORS FOR A THREE-YEAR TERM;

- VOTE ON APPROVING THE COMPANY'S 1999 LONG-TERM INCENTIVE STOCK PLAN; AND

- TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Shareholders of record at the close of business on March 17, 1999 may vote at the meeting.

Your vote is important. Please fill out the enclosed proxy card and return it in the reply envelope.

By Order of the Board of Directors,

Richard E. Clemens
President and
Chief Executive Officer

March 31, 1999

            PROXY STATEMENT FOR 1999 ANNUAL MEETING OF SHAREHOLDERS

THE MONARCH MACHINE TOOL COMPANY                                  March 31, 1999
2600 KETTERING TOWER
DAYTON, OHIO 45423

SOLICITATION AND VOTING OF PROXIES

The Board of Directors of The Monarch Machine Tool Company is sending you this Proxy Statement to solicit your proxy. If you give the Board your proxy, the proxy agents of the Board will vote your shares at the Annual Meeting of Shareholders on May 5, 1999 and any adjournment of the meeting. The proxy agents will vote your shares as you specify on the proxy card. If you do not specify how your shares should be voted, the proxy agents will vote your shares in accordance with the Board's recommendations.

You may revoke your proxy at any time before the proxy agents use it to vote on a matter. You may revoke your proxy in any one of three ways:

        - You may send in another proxy card with a later date.

        - You may notify the Company in writing before the Annual Meeting that you have revoked your proxy.

        - You may vote in person at the Annual Meeting.

The Company first mailed this Proxy Statement to shareholders on March 31, 1999.

VOTING SECURITIES AND RECORD DATE

You are entitled to notice of the Annual Meeting and to vote at the meeting if you owned common shares or preferred shares of record at the close of business on March 17, 1999. For each share owned of record, you are entitled to one vote. On March 17, 1999, the Company had 3,779,393 common shares and 14,642 Series A Preferred Shares outstanding, which are the only outstanding voting securities.

QUORUM REQUIREMENT AND VOTING

A quorum of shareholders is necessary to hold a valid meeting. The holders of voting shares present, in person or by proxy, at the Annual Meeting constitute a quorum for the election of directors. The presence, in person or by proxy, of the holders of a majority of the outstanding shares is necessary for any other purpose. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because he does not have the authority to do so.

In counting votes on a particular item, the Company will treat abstentions as votes cast on the particular matter. The Company will not, however, treat broker non-votes as either votes cast or shares present for matters related to the particular item. Thus, abstentions and broker non-votes have the effect of a negative vote on any proposal where the vote required to pass the proposal is a percentage of the outstanding shares, but only abstentions have the effect of a negative vote when the vote required to pass a proposal is a percentage of the share present at the meeting.

If a shareholder notifies the Company in writing 48 hours or more before the meeting that the shareholder desires that directors be elected by cumulative voting, then shareholders will have cumulative voting rights in the election of directors. Cumulative voting allows each shareholder to multiply the number of shares owned by the number of directors to be elected and to cast the total for one nominee or distribute the votes among the nominees as the shareholder desires. Nominees who receive the greatest number of votes will be elected.

                             ELECTION OF DIRECTORS

The Company's Board of Directors is divided into three classes, with three directors in each class. One class of directors is elected for a term of three years at each Annual Meeting of Shareholders.

At the 1999 Annual Meeting, shareholders will elect three directors who will hold office until the Annual Meeting of Shareholders in 2002. The Board has nominated John A. Bertrand, William R. Graber and Waldemar M. Goulet for election as directors. All nominees are presently directors. There is currently a vacancy in the class of directors whose term of office expires in 2000, which the Board may fill.

If a nominee becomes unable to stand for reelection, the Board's proxy agents will vote the proxies for a substitute nominee of the Board. If shareholders vote cumulatively in the election of directors, then the Board's proxy agents will vote the shares represented by the proxies cumulatively for the election of as many of the Board's nominees as possible and in such order as the proxy agents determine.

NOMINEES FOR TERM OF OFFICE EXPIRING IN 2002

JOHN A. BERTRAND                                             DIRECTOR SINCE 1993

Mr. Bertrand, 60, has been President for more than five years of A.O. Smith Electrical Products Company, a subsidiary of A.O. Smith Corporation which manufactures electric motors.

WALDEMAR M. GOULET                                           DIRECTOR SINCE 1991

Mr. Goulet, 63, has been a Professor of Finance at Wright State University, Dayton, Ohio for more than five years and was formerly Dean of the College of Business and Administration at Wright State University.

WILLIAM R. GRABER                                            DIRECTOR SINCE 1998

Mr. Graber, 55, has been Vice President and Chief Financial Officer of The Mead Corporation (paper and forest products) since November 1993.

DIRECTORS CONTINUING IN OFFICE UNTIL 2001

RICHARD E. CLEMENS                                           DIRECTOR SINCE 1997

Mr. Clemens, 49, has been President and Chief Executive Officer of the Company since March 10, 1997. From July 1995 to February 1997, he was Vice President and General Manager of Frick Company, a subsidiary of York International, engaged in the manufacture of compressors, heat exchangers, and process refrigeration equipment. He served as President and Chief Executive Officer of Clark Material Handling Company, a manufacturer of lift trucks, from March 1994 to July 1995. From July 1985 until 1994, he held various management positions with BMY Combat Systems, a division of Harsco Corporation, having served as President of the division from 1992 to 1994.

GERALD L. CONNELLY                                           DIRECTOR SINCE 1997

Mr. Connelly, 57, has been President and Chief Executive Officer of Robbins & Myers, Inc. (fluids management equipment for the process industries) since January 1, 1999. From April 1997 to January 1999, he was its Executive Vice President and Chief Operating Officer and from June 1994 to April 1997, he was a Vice President of Robbins & Myers, Inc. and President of its Process Industries Group. He is also a director of Robbins & Myers, Inc.

JOSEPH M. RIGOT                                              DIRECTOR SINCE 1994

Mr. Rigot, 55, has been partner-in-charge of the Thompson Hine & Flory LLP, Dayton, Ohio office (attorneys) since 1993 and has been engaged in the practice of corporate and securities law since 1973. Thompson Hine & Flory LLP provides legal services to the Company.

DIRECTORS CONTINUING IN OFFICE UNTIL 2000

WILLIAM A. ENOUEN                                            DIRECTOR SINCE 1990

William A. Enouen, 70, retired on December 1, 1993 as Senior Vice President and Chief Financial Officer of The Mead Corporation. Mr. Enouen is a director of Morris Bean & Co.

DAVID E. LUNDEEN                                             DIRECTOR SINCE 1970

Mr. Lundeen, 70, served as Acting President and Chief Executive Officer of the Company from May 1996 to March 1997. In November 1994, he retired as Vice President of the Company and General Manager of its Machine Tool Division.

DIRECTORS' MEETINGS AND COMMITTEES

The Board of Directors met five times in 1998. The Board of Directors has four committees: the Audit Committee (Messrs. Goulet-Chairman, Bertrand, Enouen, Connelly, Graber and Hopkins), which met twice in 1998; the Compensation Committee (Messrs. Enouen-Chairman, Bertrand, Connelly and Lundeen), which met twice in 1998; the Nominating Committee (Messrs. Bertrand-Chairman, Enouen and Rigot), which met once in 1998; and the Executive Committee (Messrs. Enouen-Chairman, Bertrand, Clemens and Rigot), which did not meet in 1998. Each director attended in 1998 more than 80% of the total number of Board meetings and meetings of Board Committees on which he served.

The Audit Committee meets with Company personnel and with representatives of PricewaterhouseCoopers LLP, the Company's independent auditors, to review internal auditing procedures, the annual audit of the Company's financial statements, and other matters related to the Company's financial reporting. The Committee reports its findings and recommendations to the Board of Directors.

The Compensation Committee develops and administers the Company's executive compensation policies and programs and sets the compensation of executive officers. The Committee also advises the Board of Directors on the creation, administration or modification of employee compensation policies and procedures.

The Nominating Committee recommends to the Board candidates for membership on the Board. The Nominating Committee will consider candidates recommended by shareholders for nomination. A shareholder desiring to recommend a candidate should send the name, address, and a brief resume of the candidate to the Secretary of the Company.

The Executive Committee exercises all of the authority of the Board between meetings of the Board except as to matters that may not be delegated to a committee under Ohio law.

DIRECTOR COMPENSATION

Directors who are not employees of the Company received the following compensation in 1998:

Annual Stipend:                          $10,000
Attendance Fees:                         $800 per Board meeting
                                         $600 per Committee meeting, except
                                         Committee Chairmen receive $800

If the Company's 1999 Long-Term Incentive Stock Plan is approved at the Annual Meeting, directors who are not employed by the Company will be compensated as follows:

Annual Stipend:                          $12,000 (50% paid in restricted
                                         Company stock which vests after one
                                         year)
Attendance Fees:                         $1,000 per Board meeting
                                         $600 per Committee meeting, except
                                         Committee Chairmen receive $800

Stock Options:                           1,000 share option granted to each
                                         director following each Annual
                                         Meeting of Shareholders; option price
                                         equal to fair market value on date of
                                         grant.

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is information as of March 17, 1999 concerning common shares of the Company beneficially owned by each director, each executive officer named in the Summary Compensation Table, and directors and executive officers as a group.

----------------------------------------------------------------------------------------
                                                     NUMBER OF SHARES         PERCENT OF
                                                    BENEFICIALLY OWNED          VOTING
            INDIVIDUAL OR GROUP                      AS OF 3/17/99(1)           SHARES
----------------------------------------------------------------------------------------
  John A. Bertrand                                          1,000                  (2)
  Richard E. Clemens                                       40,926                 1.1%
  Gerald L. Connelly                                        2,000                  (2)
  William A. Enouen                                         1,000                  (2)
  Waldemar M. Goulet                                        1,000                  (2)
  William R. Graber                                         1,000                  (2)
  Kenneth H. Hopkins                                        1,000                  (2)
  David E. Lundeen                                         12,600                  (2)
  Joseph M. Rigot                                           5,000                  (2)
  Karl A. Frydryk                                           7,432                  (2)
  Frederick G. Sharp                                        7,952                  (2)
  Patrick M. Flaherty                                      26,436                  (2)
  Directors and Executive Officers as a
  Group (18 persons)                                      123,632                 3.2%
----------------------------------------------------------------------------------------

(1) Unless otherwise indicated, total voting power and total investment power are exercised by each individual and/or a member of his household. Shares which a person may acquire within 60 days of March 17, 1999 are treated as "beneficially owned" and the number of such shares included in the table for each person and the group were: Mr. Clemens -- 13,438; Mr. Frydryk -- 4,313; Mr. Flaherty -- 3,125; Mr. Sharp -- 5,469; and directors and executive officers as a group -- 37,610.

(2) Less than 1%.

PRINCIPAL SHAREHOLDERS

The only persons known by the Board of Directors of the Company to be beneficial owners of more than 5% of the outstanding voting shares of the Company as of March 17, 1999 are listed in the following table:

---------------------------------------------------------------------------------------
                                                NUMBER OF COMMON
                                              SHARES BENEFICIALLY          PERCENT OF
           NAME AND ADDRESS                   OWNED AS OF 3/17/99         VOTING SHARES
---------------------------------------------------------------------------------------
  Dimensional Fund Advisors Inc.(1)                  255,261                   6.7%
  1299 Ocean Avenue
  Santa Monica, CA 90401
---------------------------------------------------------------------------------------
  Franklin Advisory Services, Inc.(2)                351,000                   9.3%
  One Parke Plaza
  Sixteenth Floor
  Fort Lee, NJ 07024
---------------------------------------------------------------------------------------
  Greenway Group(3)                                  327,600                   8.6%
  277 Park Avenue, 27th Floor
  New York, NY 10017
---------------------------------------------------------------------------------------

(1) Dimensional Fund Advisors Inc. is a registered investment advisor.

(2) Franklin Advisory Services, Inc., an investment advisor, has sole voting power and sole dispositive power with respect to the listed shares.

(3) A Schedule 13D was filed with the Securities and Exchange Commission on September 16, 1996 by the following persons or entities in which it was affirmed they were filing as members of a group (where shares are held directly by a member of the Group, it is so indicated in parenthesis):
    Greenway Partners, L.P. (100,500 shares), Greentree Partners, L.P. (42,100 shares), Greenhouse Partners, L.P., Greenhut, L.L.C., Greenbelt Corp. (150,000 shares), Greensea Offshore, L.P. (35,000 shares), Greenhut Overseas, L.L.C., Alfred D. Kingsley, and Gary K. Duberstein (the "Greenway Group"). Messrs. Kingsley and Duberstein have shared voting and shared dispositive power by virtue of various offices they hold with respect to all of the 327,600 shares owned by the Greenway Group.

                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Board's Compensation Committee is responsible for assuring that the Company's compensation policies and programs effectively promote Company objectives. The Committee sets the compensation of executive officers. It also administers and makes all awards under the Company's stock-based compensation plans. The Committee members are four directors who are not employed by the Company.

BACKGROUND

The Company employed Richard E. Clemens as President and Chief Executive Officer in March 1997. It first employed six of its seven other current executive officers in 1998. The Board challenged the new executive team to stop the Company's losses, to sell or redeploy assets as necessary to maximize financial resources, and to articulate and execute a business strategy that offers significant potential for enhancement of shareholder value.

To further these objectives, the Committee, in conjunction with Mr. Clemens and Aon Consulting, the Company's compensation consultants, developed a new executive compensation program. The Committee implemented elements of the new program in 1998. The Company has proposed that shareholders adopt the 1999 Long-Term Incentive Stock Plan (the "1999 Plan"), which is discussed at page 13. With the adoption of the 1999 Plan, the Committee will implement fully the new executive compensation program in 1999.

OBJECTIVES AND POLICIES

The Committee seeks to:

        - create a performance-oriented environment, with emphasis on achievement of the annual business plan;

        - stress the importance of implementing a long-term, business strategy that offers meaningful opportunities to enhance shareholder value;

        - tie compensation to both Company and individual performance; and

        - provide significant rewards to executives for substantial improvement in total shareholder return.

To achieve these objectives, the Company pays two types of compensation:

        - Annual compensation -- includes base salary and a bonus if certain financial targets are achieved; and

        - Long-term compensation -- includes restricted shares which vest over three years and annual stock option grants which are only valuable if the Company's stock price increases.

ANNUAL COMPENSATION

Base Salary. The Company pays executives a salary each year which it believes is competitive with salaries paid by other industrial companies similar to the Company based on survey data of independent compensation consultants. Because the Company's current executive team was recently hired, their 1998 salaries were fixed at the time of their employment, and no adjustments in their salaries were made in 1998. The Committee will review salary survey data in the future and may annually adjust individual salaries to reflect any changes in the Company's salary structure, attainment of individual objectives during the preceding year, and overall Company performance.

Annual Bonus Opportunity. Executives can earn cash and restricted share bonuses each year. For fiscal 1998, the available bonuses ranged from 20% to 50% of base salaries. Those executives with higher rated positions were eligible for the larger bonus percentage, effectively making more of their total compensation dependent on performance. Fiscal 1998 bonuses were calculated as follows:

        - Cash bonus. Cash bonuses are only paid if earnings before taxes for a particular business unit (all units combined in the case of corporate executives) were greater than 80% of the 1998 annual plan. Total cash bonuses for 1998 paid to the Chief Executive Officer and the other Named Executive Officers in the Summary Compensation Table were $180,413.

        - Stock bonus. The number of restricted shares awarded as stock bonuses was based on two measures: 60% of the share award was based on the Company's pre-tax earnings per share and 40% of the award was based on total shareholder return for 1998. A total of 6,837 Company shares was awarded for 1998 to the Chief Executive Officer and the other Named Executive Officers. The awarded shares vest in equal proportions over a three-year period.

As noted above, for 1999, the Committee intends to fully implement the new executive compensation program. For 1999, the financial performance measures will include earnings before interest and taxes, revenue growth, cash flow, and total shareholder return over a three-year period compared to the Company's peer group companies listed at page 13.

LONG-TERM COMPENSATION INCENTIVES

The Company's executives make strategic business decisions daily which are ultimately successful only if they increase shareholder value. The Committee believes a significant portion of executive compensation should be tied to increases in shareholder value and paid in Company stock. To accomplish this, the Committee uses stock options and restricted shares as long-term incentives. In 1999, the Committee will fully implement the Company's stock-based, long-term compensation program. For 1998, the Company's long-term, stock-based, compensation program consisted of the grant of stock options and the award of restricted shares described above.

Stock Options. The Committee annually grants stock options to executives. The option price is the fair market value of a Company share on the date of grant. Options generally become exercisable after one year and expire ten years after grant. The Committee determines the number of shares, if any, to be granted to each executive based on:

        - executive's ability to impact the Company's long-term financial results;

        - executive's recent performance; and

        - importance of executive to achieving the Company's long-term goals.

In 1998, the Committee granted options to purchase a total of 23,345 Company shares to the Chief Executive Officer and the other Named Executives at an option price of $7.69 per share.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

In determining Mr. Clemens' total compensation, the Committee considered:

        - the Company's financial results;

        - his personal leadership in attracting key executives to the Company and in initiating operations improvement programs across the Company's business units;

        - his success in redeploying Company assets through sales and closures of underperforming units, the acquisition of GFG Corporation, and the implementation of new product alliances; and

        - his development of an ongoing business strategy that offers significant potential for enhancement of shareholder value.

At the time Mr. Clemens was employed in March 1997, his annual salary was set at $215,000, he was granted options to purchase 75,000 shares at $8.438 per share, and he was awarded 17,000 restricted shares which vested over two years.

Mr. Clemens' annual salary was not adjusted in 1998, but effective March 1, 1999, will be $230,000. His cash bonus available for 1998, based on the Company achieving a certain level of earnings before taxes, was targeted at 50% of his salary. His actual cash bonus was $89,074. Mr. Clemens' restricted share award of 3,488 shares was based on the factors described above at "Annual Bonus Opportunity -- Stock Bonus."

In 1998, the Company granted Mr. Clemens options to purchase 13,438 shares at an option price of $7.69 per share.

From the time Mr. Clemens was employed through December 31, 1998, the Company has granted him options to purchase 88,438 shares and awarded him 27,488 restricted shares. The Committee believes that Mr. Clemens' compensation package is performance-based and substantially and effectively linked to shareholder return.

CONCLUSION

The Committee believes the Company made important progress in 1998 in implementing compensation policies and programs which effectively relate the level of executive compensation to Company performance and appreciation in the Company stock price. With the hiring of the new executive team, the adoption of the 1999 Plan, and the full implementation of the Company's new executive compensation program in 1999, the Committee believes the Company has assembled a strong management team which will be appropriately motivated to improve significantly the Company's return to its shareholders.

                                              THE COMPENSATION COMMITTEE
                                                   William A. Enouen, Chairman
                                                   John A. Bertrand
                                                   Gerald L. Connelly
                                                   David E. Lundeen

                             EXECUTIVE COMPENSATION

The following sections show compensation information for services in 1998 of the Chief Executive Officer, the only three other executive officers of the Company at December 31, 1998 whose salary and bonus for 1998 exceeded $100,000, and two former executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------------------------------------------------
                                                                                 LONG-TERM
                                                                               COMPENSATION
                                              ANNUAL COMPENSATION                 AWARDS
                                 ------------------------------------    ------------------------
                                                                                       NUMBER OF
                                                                                         SHARES
            NAME AND                                                      RESTRICTED   UNDERLYING      ALL OTHER
       PRINCIPAL POSITION         YEAR    SALARY     BONUS      OTHER      STOCK(4)     OPTIONS     COMPENSATION(5)
-------------------------------------------------------------------------------------------------------------------
  Richard E. Clemens,             1998   $215,000   $ 89,074   $4,597(3)   $ 23,108      13,438         $1,870
    President and Chief           1997    179,170    100,000   50,000(3)    197,250      75,000            -0-
    Executive Officer
  Karl A. Frydryk,                1998   $124,129   $ 28,370        -0-    $  7,413       4,313         $  362
    Vice President and Chief
      Financial Officer(1)
  Frederick G. Sharp,             1998   $109,771   $ 44,844   $52,684(3)  $  9,401       5,469         $  334
    President -- Stamco
      Division(1)
  Patrick M. Flaherty,            1998   $ 87,500   $ 18,125   $58,448(3)  $  5,373       3,125         $  434
    Vice President - Operations
    Improvement(1)
  Robert J. Kindt,                1998   $125,000        -0-        -0-         -0-         -0-         $1,799
    Former Vice President,        1997    149,583        -0-        -0-         -0-         -0-            449
    European Operations(2)        1996    144,583        -0-        -0-         -0-         -0-            434
  Robert A. Skodzinsky,           1998   $130,000        -0-        -0-         -0-       5,688         $2,313
    Former President,             1997    129,375        -0-        -0-         -0-         -0-            950
    Machine Tool Division(2)      1996    124,375        -0-        -0-         -0-         -0-            950
----------------------------------------------------------------------------------------------------------------

(1) Mr. Clemens was first employed by the Company on March 10, 1997, Mr. Frydryk on January 5, 1998, Mr. Sharp on February 23, 1998, and Mr. Flaherty on February 16, 1998.

(2) Mr. Kindt ceased to be employed by the Company on April 30, 1998 and Mr. Skodzinsky on September 4, 1998.

(3) Relocation allowances and related payments.

(4) For 1998 services, a total of 9,966 restricted shares were awarded in February 1999 to the persons named in the Summary Compensation Table, which shares vest in equal installments over three years. Dividends are paid on restricted shares. As of December 31, 1998, the number and aggregate value of restricted shares held by the Named Executive Officers were: Mr.
    Clemens -- 17,207 shares ($116,147); Mr. Frydryk -- 3,275 shares ($22,106);
    Mr. Sharp -- 4,153 shares ($28,032); and Mr. Flaherty -- 2,374 shares ($16,025).

(5) This column includes term life insurance premiums paid by the Company and also Company contributions under its 401(k) plan for the following persons:
    Mr. Clemens -- $1,000; Mr. Kindt -- $384; and Mr. Skodzinsky -- $1,000.

1998 STOCK OPTION GRANTS

The following table presents information concerning stock options granted in fiscal 1998 to the persons named in the Summary Compensation Table. The table also shows the hypothetical gains that would exist for the options at the end of their ten-year terms, assuming compound rates of stock appreciation of 5% and 10%. The actual future value of the options will depend on the market value of the Company's common shares.

-----------------------------------------------------------------------------------------------------------
                                      INDIVIDUAL GRANTS(1)
                        -------------------------------------------------     POTENTIAL REALIZABLE VALUE
                        NUMBER OF     % OF TOTAL                                AT ASSUMED ANNUAL RATES
                          SHARES       OPTIONS                                OF STOCK PRICE APPRECIATION
                        UNDERLYING    GRANTED TO                                  FOR OPTION TERM(2)
                         OPTIONS     EMPLOYEES IN   EXERCISE   EXPIRATION   ------------------------------
         NAME            GRANTED     FISCAL 1998     PRICE        DATE           5%              10%
-----------------------------------------------------------------------------------------------------------
  Richard E. Clemens      13,438         19.5%       $ 7.69      2/9/08       $ 64,989        $  164,695
  Karl A. Frydryk          4,313          6.3%       $ 7.69      2/9/08       $ 20,859        $   52,860
  Frederick G. Sharp       5,469          7.9%       $ 7.69     2/23/08       $ 26,449        $   67,027
  Patrick M. Flaherty      3,125          4.5%       $ 7.69     2/16/08       $ 15,113        $   38,300
  Robert J. Kindt            -0-          -0-           -0-          --            -0-               -0-
  Robert A. Skodzinsky     5,688         8.24%       $ 7.69      2/9/08       $ 27,508        $   69,711
-----------------------------------------------------------------------------------------------------------

(1) Under the Company's 1994 Stock Option Plan, shares subject to an option may be purchased one year after the date of grant, and the options have a 10-year term.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates, assuming annual compounding, prescribed by rules of the Securities and Exchange Commission and are not intended to forecast possible appreciation, if any, of the Company's share price.

OPTION EXERCISES IN 1998 AND YEAR-END OPTION VALUES

The following table presents information concerning all exercises of options to purchase Company shares during fiscal 1998 by the persons named in the Summary Compensation Table and the value of all unexercised options at December 31, 1998.

--------------------------------------------------------------------------------------------------------------------------
                                                             NUMBER OF SHARES            VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                            OPTIONS AT 12/31/98         OPTIONS AT 12/31/98 (1)
                        SHARES ACQUIRED      VALUE      ---------------------------   ------------------------------------
         NAME             ON EXERCISE      REALIZED     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------------------------------------------------------------------------------------------------------------
  Richard E. Clemens           -0-              -0-           -0-        88,438              -0-           -0-
  Karl A. Frydryk              -0-              -0-           -0-         4,313              -0-           -0-
  Frederick G. Sharp           -0-              -0-           -0-         5,469              -0-           -0-
  Patrick M. Flaherty          -0-              -0-           -0-         3,125              -0-           -0-
  Robert J. Kindt              -0-              -0-         3,500           -0-              -0-           -0-
  Robert A. Skodzinsky         -0-              -0-         2,000         5,688              -0-           -0-
--------------------------------------------------------------------------------------------------------------------------

(1) At December 31, 1998, the option exercise price of all outstanding options was higher than the market value of a share at such date.

PENSION PLAN

Until January 1, 1999, executive officers and other salaried employees accrued retirement benefits under the Company's noncontributory, defined benefit pension plan (the "Former Pension Plan"). On such date, benefit accruals under the Former Pension Plan ceased, and the Company adopted new retirement plans for salaried employees.

The following table shows the estimated retirement benefits payable at normal retirement (age 65) under the Former Pension Plan. Retirement benefits are based upon years of benefit service (not in excess of 35) multiplied by 1.25% of final average annual base compensation. Final average annual base compensation means base compensation during the five consecutive years of employment in the ten consecutive years of employment preceding retirement (or cessation of benefit accruals under the plan in the case of participants employed by the Company on December 31, 1998) that yield the highest average. Compensation for purposes of calculating retirement benefits includes only salary. The amounts shown in the table below have been prepared on the straight life equivalent basis. These amounts are not reduced to take into account Social Security benefits paid to the employee. The credited years of service for the persons named in the Summary Compensation Table is: Mr. Clemens -- 7.0, Mr. Frydryk -- 1.0 Mr. Sharp -- .8, Mr. Flaherty -- .9, Mr. Kindt -- 8.1 and Mr. Skodzinsky -- 5.1. Mr. Clemens' years of service include five years of credited service he was granted in connection with his initial employment by the Company in March 1997.

      ----------------------------------------------------
                      ESTIMATED ANNUAL RETIREMENT BENEFITS
      FINAL AVERAGE      FOR SPECIFIED YEARS OF SERVICE
       ANNUAL BASE    ------------------------------------
      COMPENSATION     10 YEARS     15 YEARS     20 YEARS
      ----------------------------------------------------
        $125,000       $15,625      $23,438      $31,250
         150,000        18,750       28,125       37,500
         175,000        20,000       30,000       40,000
         200,000        20,000       30,000       40,000
         225,000        20,000       30,000       40,000
      ----------------------------------------------------

OTHER

On November 3, 1998, the Company entered into agreements with each of Messrs. Clemens, Frydryk, and Sharp. The agreements provide that if the executive is terminated within two years after a change of control of the Company as defined in the agreement for a reason other than cause or disability or if the executive quits for good reason (e.g. a reduction in compensation or demotion), then the executive is paid a severance payment within 15 days after termination. The severance payment is equal to twice the executive's annual salary and bonus, except, in the case of Mr. Sharp, it is equal to one year's salary and bonus.

                         COMMON STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total return to shareholders on the Company's common shares for the last five calendar years with the cumulative total return on the S&P 500 Index of companies, The Russell 2000 Index of companies, and a peer group of 13 industrial technology companies (the "Peer Group") for the same periods. The Peer Group includes Allied Products Corp., Bridgeport Machines Inc., Brown & Sharpe Manufacturing Co., DeVlieg-Bullard Inc., DT Industries Inc., Flow International Corp., Gleason Corp., Hardinge, Inc., Hurco Companies Inc., Met-Coil Systems Corp., The Monarch Machine Tool Company, Newcor Inc., and Unova Inc. The graph depicts the value on December 31, 1998, of a $100 investment made on December 31, 1993, in Company shares, with all dividends reinvested, and the corresponding index.

The graph has in prior years included the S&P 500 Index, but not the Russell 2000 Index of companies. Given the Company's current market capitalization, the Company believes the Russell 2000 Index of companies is a better benchmark for the Company than the S&P 500 Index.

                                          MONARCH MACHINE           PEER GROUP              S&P 500           RUSSELL 2000 INDEX
                                          ---------------           ----------              -------           ------------------
12/31/93                                       100.00                 100.00                 100.00                 100.00
12/31/94                                        92.00                  95.00                 101.00                  98.00
12/31/95                                       117.00                 148.00                 139.00                 126.00
12/31/96                                        79.00                 177.00                 171.00                 147.00
12/31/97                                        77.00                 206.00                 229.00                 180.00
12/31/98                                        68.00                 158.00                 294.00                 179.00

             PROPOSAL TO ADOPT 1999 LONG-TERM INCENTIVE STOCK PLAN

At the meeting, shareholders will vote on approval of the Company's 1999 Long-Term Incentive Stock Plan (the "Plan"). The Plan was approved by the Board of Directors on February 12,

1999, subject to shareholder approval. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE PLAN. Approval of the Plan requires the affirmative vote of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote on the proposal.

The Compensation Committee will administer the Plan. The Plan provides for the grant of options and other long-term incentive stock awards with respect to a maximum of 175,000 common shares of the Company. The Board believes adoption of the new Plan provides the Committee the flexibility necessary to design and implement performance-based compensation utilizing stock incentives. Less than 12,000 shares are currently available for awards under the Company's existing 1984 Restricted Stock Bonus Plan and 1994 Stock Option Plan.

A description of the essential features of the Plan appears below. The Company will provide you a copy of the full text of the Plan upon request directed to the Company, either by telephoning 937-910-9300, or by writing to The Monarch Machine Tool Company, 2600 Kettering Tower, Dayton, Ohio 45423, Attention:
Secretary.

GENERAL INFORMATION

The Plan authorizes the Committee to grant incentive awards in the form of stock options, performance shares, and restricted shares to officers, other key employees, and directors of the Company and its subsidiaries ("Incentive Awards"). The Committee developed the Plan, in conjunction with its compensation consultants, as the Company's primary vehicle for long-term, performance-based compensation utilizing stock incentives.

No more than 175,000 shares may be issued under the Plan. The shares that may be issued may be authorized but unissued shares or treasury shares. If there is a stock split, stock dividend or other relevant change affecting the Company's shares, the Committee will make appropriate adjustments in the maximum number of shares issuable under the Plan and subject to outstanding Incentive Awards.

The Plan also contains annual limits on Incentive Awards to individual participants. In any calendar year, no participant may be granted stock options for more than 50,000 shares, Restricted Share Awards with a value of more than $400,000 at the time of award, or Performance Shares with a value of more than $400,000 at the time of award.

FORM OF INCENTIVE AWARDS

Stock Options. The Committee may grant options qualifying as incentive stock options under the Internal Revenue Code of 1986 and nonqualified stock options. The term of an option may not exceed ten years from the date of grant. The option price per share may not be less than the fair market value of a Company share on the date of grant.

The option price is payable either in cash, by delivery to the Company of shares of the Company already owned by the optionee, or by any combination of such methods of payment. Under the Plan, an optionee may use shares received upon the exercise of a portion of an option to pay the exercise price for additional portions of the option. The Plan also permits the use of shares issuable upon exercise of an option to pay applicable withholding taxes due upon the exercise of a nonqualified stock option. The Committee may, however, adopt guidelines limiting or restricting the use of shares as a method of payment of the option price and withholding taxes.

The Committee may provide that an option is exercisable at any time during its term, or only with respect to a stated number of shares over staggered periods. An option may only be exercised while the optionee is employed by the Company, or a subsidiary of the Company, or within 30 days after cessation of the optionee's employment if the reason for cessation of employment is other than disability, retirement, or death. In the case of disability, normal retirement, or death, an option may be exercised to the extent it was exercisable on the date the optionee ceased to be employed by the Company for the lesser of three years after termination of employment or the remaining term of the option. In the event of a change of control of the Company (as defined in the Plan), any option which is not then exercisable, automatically becomes exercisable.

Performance Awards. The Committee may grant performance awards under which payment is made, in the Committee's discretion, in shares, in cash, or a combination of shares and cash if the performance of the Company or any subsidiary or division of the Company selected by the Committee meets certain goals established by the Committee during an award period. The Committee determines the goals, the length of an award period, the maximum payment value of an award, and the minimum performance required before a payment is made. Except for performance awards intended as "performance-based compensation" under
Section 162(m) of the Internal Revenue Code (the "Code"), the Committee may revise the goals and the computation of payment at any time to account for unforeseen events which occur during an award period and which have a substantial effect on the performance of the Company, subsidiary or division. In order to receive payment, a grantee must remain in the employ of the Company until the completion of the award period, except that the Committee may provide complete or partial exceptions to that requirement as it deems equitable.

Restricted Share Awards. The Committee may also issue or transfer shares under a restricted share award. The grant of the award sets forth a restricted period during which the grantee must remain in the employ of the Company. If the grantee's employment terminates during the period, the grant terminates and the grantee must return the shares to the Company. However, the Committee may provide complete or partial exceptions to this requirement as it deems equitable. The grantee may not dispose of the shares prior to the expiration of the restricted period. During this period, the grantee is entitled to vote the shares and receives dividends.

Reload Options. Options granted under the Plan may contain a "reload" feature. An option with a reload feature may provide that, whenever the optionee exercises the option, the optionee will automatically be granted a new option, called a Reload Option, for a number of shares equal to the number of shares delivered by the optionee to pay the option exercise price of the original option and to pay any federal tax withholding payments associated with exercise of the original option. The option exercise price for the Reload Option will be the fair market value of a Company share on the date of exercise of the original option and have the same expiration date as the original option. The Reload Option, under rules adopted by the Committee, will terminate if the optionee disposes of any shares acquired upon exercise of the original option within two years of the date of exercise of the original option.

PERFORMANCE-BASED COMPENSATION

Section 162(m) of the Code limits the amount of the deduction that the Company may take on its federal income tax return for compensation paid to any of the Named Executive Officers in the Summary Compensation Table (the Code refers to these officers as "covered employees"). The limit is $1 million per covered employee per year, with certain exceptions. This deductibility cap does not apply to "performance-based compensation," if approved by shareholders. Options granted under the Plan will qualify as performance-based compensation and other Incentive Awards may also qualify if the Committee so designates the other Incentive Awards as performance-based compensation and administers the Plan with respect to these designated awards in compliance with Section 162(m) of the Code.

The Plan contains a number of measurement criteria that the Committee may use to determine whether and to what extent any covered employee has earned a Performance Share or Restricted Share Award. The measurement criteria that the Committee may use to establish specific levels of performance goals include any one or a combination of the following: level of sales, earnings per share, income before income taxes and cumulative effect of accounting changes, income before cumulative effect of accounting changes, net income, return on assets, return on equity, return on capital employed, total stockholder return, market valuation, cash flow and completion of acquisitions. The foregoing criteria have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring or productivity initiatives; non-operating items; acquisition expenses; and effects of divestitures. Any such performance criterion or combination of such criteria may apply to a participant's award opportunity in its entirety or to any designated portion of the award opportunity, as the Committee may specify.

The Committee may set performance goals based on the achievement of specified levels of corporate-wide performance or performance of a Company subsidiary or business unit in which the participant works. The Committee may make downward adjustments in the amounts payable under an award, but it may not increase the award amounts or waive the achievement of a performance goal.

FEDERAL INCOME TAX CONSEQUENCES

Stock Options. The grant of an incentive stock option or a nonqualified stock option does not result in income for the grantee or in a deduction for the Company.

The exercise of a nonqualified stock option results in ordinary income for the optionee and a deduction for the Company measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Income tax withholding by the Company is required.

The exercise of an incentive stock option does not result in income for the grantee if the grantee (i) does not dispose of the shares within two years after the date of grant or one year after the transfer of shares upon exercise (the "holding periods") and (ii) is an employee of the Company or a subsidiary of the Company from the date of grant until three months before the exercise. If these requirements are met, the basis of the shares upon later disposition is the option price. Any gain upon disposition is taxed to the employee as long-term capital gain. The excess of the market value on the exercise date over the option price of an incentive stock option is an item of tax preference, potentially subject to the alternative minimum tax.

If the grantee disposes of the shares acquired upon exercise of an incentive stock option prior to the expiration of the holding periods, the grantee recognizes ordinary income and the Company is entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. Any gain in excess of the ordinary income portion is taxable as long-term or short-term capital gain.

Restricted Share Awards. The grant of a restricted share award or the issuance of performance shares as restricted shares does not result in income for the grantee or in a deduction for the Company for federal income tax purposes, assuming the shares transferred are subject to restrictions resulting in a "substantial risk of forfeiture" as intended by the Company. Dividends paid to grantee while the shares remained subject to restriction are treated as compensation for federal income tax purposes. At the time the restrictions lapse, the grantee receives ordinary income, and the Company is entitled to a deduction measured by the fair market value of the shares at the time of lapse. Income tax withholding by the Company is required.

ADMINISTRATION

The Compensation Committee, which is comprised of three or more directors, of the Board administers the Plan. Committee members must be non-employee directors and outside directors for applicable regulatory requirements. This means, among other things, that they cannot be current or former Company officers.

Subject to the provisions of the Plan, the Committee has the authority to select the persons to whom it will grant awards, to determine the types of awards and the number of shares covered, and to set the terms and conditions of the awards. The Committee also has authority to interpret the Plan, to establish, amend and rescind rules applicable to the Plan and awards under the Plan, to approve the terms and provisions of any agreements relating to Plan awards and to make all determinations relating to awards under the Plan.

The Board may terminate or amend the Plan as it deems advisable. Unless shareholders approve, however, no amendment may increase the maximum number of shares subject to the Plan, permit the granting of options at a price less than the fair market value of a share on the date of grant, or materially modify the requirements as to eligibility for participation in the Plan. No action taken by the Board or the Committee may impair the existing rights of a participant without the participant's consent.

ELIGIBILITY AND PARTICIPATION; RECENT SHARE PRICE

All employees of the Company and its subsidiaries are eligible for awards under the Plan. The Company estimates that approximately 32 persons meet the Committee's current criteria for the grant of Incentive Awards under the Plan.

Non-employee directors of the Company are also eligible for awards under the Plan. If the Plan is approved by you, the Company intends to modify its compensation program for non-employee directors as specifically described under "Director Compensation," at page 4, above.

On March 17, 1999 (the record date for the Annual Meeting), the last sale price for the Company's common shares as reported on the New York Stock Exchange was $6.8125 per share.

TERM OF PLAN; OUTSTANDING INCENTIVE AWARDS

The Board adopted the Plan on February 12, 1999, subject to shareholder approval. If the Plan is not approved by you, the Plan terminates. If approved by shareholders, the Plan will expire on February 11, 2004.

On February 12, 1999, the Committee granted, contingent upon your approval of the Plan at the Annual Meeting, stock options at an option exercise price per share of $6.56 to current executive officers. The options may be exercised one year after grant and have a term of ten years. The following table shows the number of shares subject to options granted on February 12, 1999 to the Named Executive Officers and Executive Officers as a group:

------------------------------------------------------------------------------------
                                                                   NUMBER OF SHARES
                                                                  SUBJECT TO OPTIONS
                         NAME                                     GRANTED ON 2/12/99
------------------------------------------------------------------------------------
  Richard E. Clemens                                                    18,000
  Karl F. Frydryk                                                        8,000
  Frederick G. Sharp                                                     8,000
  Patrick M. Flaherty                                                    4,000
  All executive officers as a group                                     61,000
------------------------------------------------------------------------------------

                      APPOINTMENT OF INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP has been appointed as the Company's independent auditors for the year ending December 31, 1999, pursuant to the recommendation of the Company's Audit Committee. PricewaterhouseCoopers LLP (or one of its predecessor firms) has served as the Company's independent auditors for more than 50 years.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from shareholders.

                                 OTHER MATTERS

As of March 21, 1999, the Board of Directors did not know of any matters to be presented at the meeting other than those mentioned above. However, if other matters should properly come before the meeting, or any adjournment thereof, it is intended that the Board's proxy agents will vote the proxies in their discretion.

The Company will bear the cost of soliciting proxies. In addition to the use of the mails, certain officers, directors, and regular employees of the Company may solicit proxies by telephone or personal interview. The Company will request brokerage houses, banks and other persons to forward proxy material to the beneficial owners of shares held of record by such persons.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers of the Company and owners of more than 10% of the Company's common shares to file an initial ownership report with the Securities and Exchange Commission and a monthly or annual report listing any subsequent change in their ownership of common shares. The Company believes, based on information provided to the Company by the persons required to file such reports, that all filing requirements applicable to such persons during the period from January 1, 1998 through December 31, 1998, were met.

                             SHAREHOLDER PROPOSALS

If you intend to submit a proposal for inclusion in the Company's proxy statement and form of proxy for the 2000 Annual Meeting of Shareholders, the Company must receive the proposal at 2600 Kettering Tower, Dayton, Ohio 45423,
Attention: Secretary, on or before December 2, 1999. The 2000 Annual Meeting of Shareholders is presently scheduled to be held on May 3, 2000.

If any shareholder who intends to propose any other matter to be acted on at the 2000 Annual Meeting of Shareholders does not inform the Company of such matter by February 15, 2000, the persons named as proxies for the 2000 Annual Meeting of Shareholders will be permitted to exercise discretionary authority to vote on such matter even if the matter is not discussed in the proxy statement for such meeting.
                                              By Order of the Board of
                                              Directors,

                                                      Richard E. Clemens
                                                        President and
                                                   Chief Executive Officer
March 31, 1999

As Filed with the Securities and Exchange
Commission on March 31, 1999

                        THE MONARCH MACHINE TOOL COMPANY
                        --------------------------------

                       1999 LONG-TERM INCENTIVE STOCK PLAN
                       -----------------------------------

                       1999 LONG-TERM INCENTIVE STOCK PLAN

SECTION 1. PURPOSE

                  The purpose of this 1999 Long-Term Incentive Stock Plan (the "Plan") is to promote the long-term success of The Monarch Machine Tool Company (the "Company") by providing financial incentives to key employees, officers and directors of the Company and its subsidiaries who are in positions to make significant contributions toward such success. The Plan is designed to attract individuals of outstanding ability to employment with the Company and its subsidiaries and to encourage key employees to acquire a proprietary interest in the Company through stock ownership, to continue employment with the Company and its subsidiaries, and to render superior performance during such employment. To accomplish the purposes of the Plan, the Board of Directors of the Company establishes the Plan and authorizes the Committee referred to in Section 4 to administer the Plan in such manner and on such conditions as it deems appropriate, subject to the provisions of the Plan.

Section 2. Definitions

                  (a) "Board" means the Board of Directors of the Company.

                  (b) "Change of Control" shall mean and be deemed to have occurred if (i) any "person," as such term is defined in Section 13(d) of the Securities Exchange Act of 1934 (the "Act"), other than the Company or an entity then controlled by the Company is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities except, however, in determining whether the 20% threshold has been attained by a particular person, any voting securities of the Company which such person acquires directly from the Company (other than pursuant to a stock dividend or split) shall not be taken into consideration in calculating such person's percentage of ownership of the voting power of the Company; (ii) any "person" (as such term is defined at Section 13(d) of the Act) other than the Company or an entity then controlled by the Company is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities, including securities such person may have acquired directly from the Company;
(iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new Director was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the period; (iv) the Company merges or consolidates with another corporation and an entity controlled by the Company immediately prior to the merger or consolidation is not the surviving entity or if the Company is the surviving entity, holders of 80% or more of the voting power of the Company immediately prior to the merger or consolidation do not own, immediately after the merger or consolidation, 65% or more of the voting power of the surviving entity; or (v) a sale, lease, exchange, or other disposition of all or substantially all of the assets of the Company takes place.

                  (c) "Code" means the Internal Revenue Code of 1986, as amended.

                  (d) "Committee" means the committee referred to in Section 4.

                  (e) "Company" means The Monarch Machine Tool Company, an Ohio corporation, and when used with reference to employment of a Participant, Company includes any Subsidiary of the Company.

                  (f) "Director" means a member of the Board of Directors of the Company.

                  (g) "Employee" means any key employee of the Company or any of its Subsidiaries.

                  (h) "Fair Market Value" means the average of the high and low prices of a Share on the date when the value of a Share is to be determined, as reported on the New York Stock Exchange-Composite Transactions Tape; or, if no sale of Shares is reported on such date, then the next preceding date on which a sale occurred; or if the Shares are no longer listed on such exchange, the determination of such value shall be made by the Committee in accordance with applicable provisions of the Code and related regulations promulgated under the Code.

                  (i) "Gross Misconduct" shall mean (a) the willful and continued failure by participant to substantially perform his duties with the Company or a Subsidiary of the Company (other than any such failure resulting from his physical or mental illness or other physical or mental incapacity), after a demand for substantial performance is delivered to participant by the Company which specifically identifies the manner in which the Company believes that participant has not substantially performed his duties, or (b) the willful engaging by participant in gross misconduct which is materially and demonstrably injurious to the Company or a Subsidiary of the Company resulting or intended to result, directly or indirectly, in substantial personal gain or substantial personal enrichment at the expense of the Company or a Subsidiary of the Company.

                  (j) "Incentive Award" means an Option, Restricted Share Award or Performance Award granted under the Plan.

                  (k) "Incentive Stock Option" means an Option that is an Incentive Stock Option, as defined in Section 422 of the Code.

                  (l) "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

                  (m) "Option" means a right to purchase Shares at a specified price; "Optionee" means the holder of an Option.

                  (n) "Participant" means an Employee selected to receive an Incentive Award or Director, whether or not employed by the Company, selected to receive an Incentive Award.

                  (o) "Performance Award" means a right to receive Restricted Shares, Shares, cash, or a combination thereof, contingent upon the attainment of performance objectives determined in the discretion of the Committee as more fully set forth at Section 8 hereof.

                  (p) "Reload Option" shall have the meaning ascribed to it at
Section 6(f).

                  (q) "Restricted Share Award" means a right to receive Shares that is nontransferable and subject to substantial risk of forfeiture until specific conditions are met; "Restricted Shares" means Shares which are the subject of a Restricted Share Award; and "Restricted Period" shall have the meaning ascribed to it at Section 7(a).

                  (r) "Shares" means the Common Shares of the Company.

                  (s) "Subsidiary" means any company more than 50% of the voting stock of which is owned or controlled, directly or indirectly, by the Company.

                  (t) "Voting Shares" means any securities of the Company which vote generally in the election of directors of the Company.

SECTION 3.  SHARES SUBJECT TO THE PLAN

                  (a) MAXIMUM NUMBER-AGGREGATE. The maximum number of Shares that may be subject to Incentive Awards granted pursuant to the Plan shall be One Hundred Seventy-five Thousand (175,000), subject to adjustment in accordance with Section 3(c). The Shares which may be issued pursuant to Incentive Awards may be authorized and unissued Shares or Shares held in the Company's treasury. In the event of a lapse, expiration, termination, or cancellation of any Incentive Award granted under the Plan without the issuance of Shares or the payment of cash, or if Shares are issued under a Restricted Share Award and are reacquired by the Company as a result of rights reserved upon the issuance thereof, the Shares subject to or reserved for such Incentive Award shall no longer be charged against the 175,000 Share maximum and may again be used for new Incentive Awards.

                  (b) MAXIMUM NUMBER-PER EMPLOYEE. The maximum Incentive Awards that may be granted to each Employee in each fiscal year of the Company commencing on or after January 1, 1999, is as follows:

                           (i) With respect to Options, no more than 50,000 may
                  be granted;

                           (ii) With respect to Restricted Shares (not issued in
                  connection with Performance Awards), no more than $400,000 of such Shares may be granted; and

                           (iii) With respect to Performance Awards, no more
                  than $400,000 of Performance Shares may be granted (based on the Fair Market Value of Shares on the date the award is granted, not the date the award is earned or paid).

                  (c) RECAPITALIZATION ADJUSTMENT. In the event of any change affecting the Shares by reason of any share dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate change, or any distribution to a holder of Shares other than ordinary cash dividends, the Committee shall make such adjustment, if any, as it may deem appropriate to avoid dilution in the number and kind of shares authorized for issuance under the Plan, in the number and kind of shares covered by Incentive Awards and, in the case of Options, in the option price.

SECTION 4.  ADMINISTRATION

                  (a) COMMITTEE. The Plan shall be administered by a Committee of the Board, comprised of three or more directors, who shall from time to time be appointed by, and serve at the pleasure of, the Board. Each director serving on the Committee shall be a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and an "outside director" within the meaning of Code Section 162(m).

                  (b) AUTHORITY. The Committee shall have and exercise all the power and authority granted to it under the Plan. Subject to the provisions of the Plan, the Committee shall have authority in its sole discretion from time to time (i) to designate the persons to whom Incentive Awards are granted; (ii) to prescribe such limitations, restrictions and conditions upon any such awards as the Committee shall deem appropriate, including establishing and administering Performance Goals, as defined in Section 8(a), and certifying whether the Performance Goals have been attained; (iii) to interpret the Plan and to adopt, amend and rescind rules and regulations relating to the Plan; and (iv) to make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan.

                  (c) COMMITTEE ACTIONS. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at a meeting at which a quorum is present, or acts reduced to or approved in writing by all members of the Committee, shall be acts of the Committee. All such actions shall be final, conclusive, and binding. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Incentive Award thereunder.

                  (d) INTERPRETATION AND CONSTRUCTION. Any provision of this Plan to the contrary notwithstanding, (i) certain designated Incentive Awards under this Plan are intended to qualify as performance-based compensation within the meaning of Code Section 162(m)(4)(C) and (ii) any provision of the Plan that would prevent a designated Incentive Award from so qualifying shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

SECTION 5. ELIGIBILITY AND INCENTIVE AWARDS

                  (a) ELIGIBLE PERSONS. The Committee may grant Incentive Awards to key employees, officers, and Directors.

                  (b) INCENTIVE AWARDS. Incentive Awards may be granted in any one or more combinations of (i) Incentive Stock Options, (ii) Nonqualified Stock Options, (iii) Restricted Share Awards and (iv) Performance Awards. All Incentive Awards shall be subject to such other terms and conditions as may be established by the Committee. Determinations by the Committee under the Plan, including without limitation, designation of Participants, the form, amount and timing of Incentive Awards, the terms and provisions of Incentive Awards, and the written agreements evidencing Incentive Awards, need not be uniform and may be made selectively among Employees who receive, or are eligible to receive, Incentive Awards hereunder, whether or not such Employees are similarly situated.

                  (c) EMPLOYMENT. The Plan and the Incentive Awards granted hereunder shall not confer upon any Employee the right to continued employment with the Company or affect in any way the right of the Company to terminate the employment of an Employee at any time and for any reason.

SECTION 6.  OPTIONS

                  The Committee may grant Incentive Stock Options and Nonqualified Stock Options and such Options shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

                  (a) OPTION PRICE. The option price per Share with respect to each Option shall be determined by the Committee but shall not be less than the Fair Market Value of a Share on the date the Option is granted.

                  (b) PERIOD OF OPTION. The period of each Option shall be fixed by the Committee but in no case may an option be exercised more than ten years after the date of its grant.

                  (c) EXERCISE OF OPTION. Subject to the provisions of Section 6(d) relating to continuous employment, an Option may be exercised with respect to all Shares covered thereby or may be exercised with respect to a specified number of Shares over a specified period or periods as determined by the Committee. Any Shares not purchased during a specified period may be purchased thereafter at any time prior to the expiration of the Option unless the Committee determines otherwise. The Committee may at any time remove or alter any restriction on exercise of an Option which was imposed by the Committee.

                  (d) TERMINATION OF EMPLOYMENT. No Option granted to an Employee may be exercised under the Plan unless the Optionee has been continuously employed by the Company from the date of grant of the Option to the date of exercise except that an Option may, subject to the ten year limitation at Section 6(b), be exercised (i) within 30 days after the Optionee ceases to be employed by the Company if the cause of cessation of employment was other than retirement, disability, death or termination of employment by the Company for Gross Misconduct; (ii) within one year of cessation of employment in the case of early retirement except that the Committee may, in its discretion, in the case of early retirement, extend the period of exercise to a date not more than three years after cessation of employment; and (iii) within three years of cessation of employment in the case of normal retirement, death or disability. After termination of employment Options may be exercised only to the extent they could have been exercised on the date of the Optionee's termination of employment. Whether authorized leave of absence or absence for military or governmental service shall constitute a termination of employment shall be determined by the Committee.

                  (e) LIMITS ON INCENTIVE STOCK OPTIONS. Except as may be permitted by the Code, the Fair Market Value of Shares (determined at the time of grant of Options) as to which Incentive Stock Options held by an Optionee first become exercisable in any calendar year shall not exceed $100,000, or such other maximum amount permitted by the Code. In addition, no Incentive Stock Option shall be granted to an Employee who possesses, directly or indirectly (within the meaning of Code Section 424(d)), at the time of grant more than 10% of the combined voting power of all classes of stock of the Company unless the option price is at least 110% of the Fair Market Value of the Shares subject to the Option on the date such Option is granted and such Incentive Stock Option is not exercisable after the expiration of five years from the date of grant.

                  (f) RELOAD OPTION FEATURE. Any Option granted under the Plan may contain a feature providing for, upon the exercise thereof, the grant of a Reload Option subject to and in accordance with the provisions of this Section
(6)(f). Whenever the holder of any Option containing a reload feature (the "Original Option") outstanding under this Plan exercises such Original Option, the holder of such Original Option (except as provided in Section 6(f)(4) below) shall be granted on the date of such exercise (the "Reload Date") a new option (the "Reload Option") for a number of Shares equal to number of Shares used by the Optionee as full or partial payment of the option price for such Original Option and used for purposes of tax withholding in accordance with Section 11(b) hereof. The following additional terms and provisions shall apply to Reload Options granted under the Plan:

                           (i) OPTION PRICE. The option price per Share covered
                  by a Reload Option shall be an amount equal to the Fair Market Value per Share as of the Reload Date.

                           (ii) EXPIRATION DATE. The option exercise period
                  shall expire on, and the Reload Option shall no longer be exercisable after, the date the Original Option would have expired if it had not been exercised.

                           (iii) VESTING PERIOD. Reload Options granted under
                  this Section 6(f) shall vest and become exercisable with respect to all Shares covered thereby on the third anniversary of the Reload Date or such earlier date as the Committee shall specify.

                           (iv) ACTIVE EMPLOYEE. No Reload Option shall be
                  granted to any person who is not employed by the Company at the time of exercise of an Original Option.

                  (g) NOTICE OF EXERCISE AND PAYMENT. An Option granted under the Plan may be exercised by the Optionee giving written notice of exercise to the Committee. The Option price for the Shares purchased shall be paid in full at the time such notice is given. An Option shall be deemed exercised on the date the Committee receives written notice of exercise, together with full payment for the Shares purchased. The Option price shall be paid to the Company either in cash, by delivery to the Company of Shares already-owned by the Optionee or any combination of cash and such Shares. The Committee may, however, at any time and in its discretion, adopt guidelines limiting or restricting the use of already-owned Shares to pay all or any portion of the Option price. In the event already-owned Shares are used to pay all or a portion of the Option price, the amount credited to payment of the Option price shall be the Fair Market Value of the already-owned Shares on the date the Option is exercised.

                  (h) FRACTIONAL SHARES. No fractional shares shall be issued pursuant to the exercise of an Option, nor shall any cash payment be made in lieu of fractional shares.

SECTION 7.  RESTRICTED SHARE AWARDS

                  The Committee may issue Shares to an Employee or Director which Shares shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe in connection with the grant of a Restricted Share Award:

                  (a) GENERAL. With respect to each grant of Restricted Shares, the Committee, in its sole discretion, shall determine the period during which the restrictions set forth at Subsection 7(b) shall apply to the Restricted Shares (the "Restricted Period").

                  (b) RESTRICTIONS. At the time of grant of Restricted Shares to an Employee or Director, a certificate representing the number of Shares granted shall be registered in his name but shall be held by the Company for the account of the Employee or Director. The Employee or Director shall have the entire beneficial ownership interest in, and all rights and privileges of a shareholder as to, such Restricted Shares, including the right to receive dividends and the right to vote such Restricted Shares, subject to the following restrictions: (i) subject to Section 7(c), the Employee shall not be entitled to delivery of the Share certificate until the expiration of the Restricted Period; (ii) none of the Restricted Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period; and (iii) all of the Restricted Shares shall be forfeited and all rights of the Employee or Director to such Restricted

Shares shall terminate without further obligation on the part of the Company unless the Employee remains in the continuous employment of the Company (or, in case of a Director, the Director continues as a Director) for the entire Restricted Period in relation to which such Restricted Shares were granted, except as provided by Section 7(c). Any Shares received with respect to Restricted Shares as a result of a recapitalization adjustment pursuant to
Section 3(b) shall be subject to the same restrictions as such Restricted
Shares.

                  (c)(1)   TERMINATION OF EMPLOYMENT.

                           (i) RETIREMENT. If an Employee ceases to be employed
                  by the Company prior to the end of a Restricted Period by reason of normal retirement under a retirement plan of the Company or the Employee otherwise retires with the consent of the Company, the number of Restricted Shares granted to such Employee for such Restricted Period shall be reduced in proportion to the Restricted Period (determined on a quarterly basis) remaining after the Employee ceases to be an Employee and all restrictions on such reduced number of Shares shall lapse. A certificate for such Shares shall be delivered to the Employee in accordance with the provisions of Section 7(d) hereof. The Committee may, if it deems appropriate, direct that the Employee receive a greater number of Shares free of all restrictions but not exceeding the number of Restricted Shares then subject to the restrictions of Section 7(b).

                           (ii) DEATH. If an Employee ceases to be employed by
                  the Company prior to the end of a Restricted Period by reason of death, the Restricted Shares granted to such Employee shall immediately vest in his beneficiary or estate and all restrictions applicable to such Shares shall lapse. A certificate for such Shares shall be delivered to the Employee's beneficiary or estate in accordance with the provisions of Subsection 7(d).

                           (iii) ALL OTHER TERMINATIONS. If an Employee ceases
                  to be an Employee prior to the end of a Restricted Period for any reason other than retirement or death, the Employee shall immediately forfeit all Restricted Shares then subject to the restrictions of Section 7(b) in accordance with the provisions thereof, except that the Committee may, if it finds that the circumstances in the particular case so warrant, allow an Employee whose employment has so terminated to retain any or all of the Restricted Shares then subject to the restrictions of Section 7(b) and all restrictions applicable to such retained shares shall lapse. A certificate for such retained shares shall be delivered to the Employee in accordance with the provisions of Section 7(d).

                  (c)(2)   DIRECTOR CEASES TO HOLD OFFICE.

                           (i) DEATH. If Director ceases to be a Director prior
                  to the end of a Restricted Period by reason of death, the Restricted Shares granted to such

                  Director shall immediately vest in his beneficiary or estate and all restrictions applicable to such Shares shall lapse. A certificate for such Shares shall be delivered to Director's beneficiary or estate in accordance with the provisions of Subsection 7(d).

                           (ii) ALL OTHER TERMINATIONS. If a Director ceases to
                  be a Director prior to the end of a Restricted Period for any reason other than death, the Director shall immediately forfeit all Restricted Shares then subject to the restrictions of Section 7(b) in accordance with the provisions thereof, except that the Committee may, if it finds that the circumstances in the particular case so warrant, allow the Director whose term of office has so terminated to retain any or all of the Restricted Shares then subject to the restrictions of Section 7(b) and all restrictions applicable to such retained shares shall lapse. A certificate for such retained shares shall be delivered to the Director in accordance with the provisions of Section 7(d).

                  (d) PAYMENT OF RESTRICTED SHARES. At the end of the Restricted Period or at such earlier time as provided for in Subsection 7(c), all restrictions applicable to the Restricted Shares shall lapse and a Share certificate for a number of Shares equal to the number of Restricted Shares, free of all restrictions, shall be delivered to the Participant or his beneficiary or estate, as the case may be. The Company shall not be required to deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value (measured as of the date the restrictions lapse) of such fractional Share to the Participant or his beneficiary or estate, as the case may be.

SECTION 8.  PERFORMANCE AWARDS

                  The Committee may grant to Employees Performance Awards which shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe in connection with the grant of a Performance Award:

                  (a) AWARD PERIOD AND PERFORMANCE GOALS. The Committee shall determine and include in a Performance Award the period of time during which a Performance Award may be earned ("Award Period"). The Committee shall also establish performance objectives ("Performance Goals") to be met by the Company, Subsidiary or division during the Award Period as a condition to payment of the Performance Award. The Performance Goals may include minimum and optimum objectives or a single set of objectives.

                  With respect to Performance Awards that are intended to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C), the Committee shall (i) select the Employees for such Incentive Awards, (ii) establish in writing the applicable performance goals no later than 90 days after the commencement of the period of service to which the performance goals relates (or such earlier or later date as may be the applicable deadline for compensation payable hereunder to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C)), and (iii) designate the Performance Awards that are to qualify as "performance based" within the meaning of Code
Section 162(m)(4)(C).

                  The Committee shall establish in writing the Performance Goals for each Award Period which shall be based on any of the following performance criteria, either alone or in any combination, on either a consolidated or business unit or divisional level, and which shall include or exclude discontinued operations and acquisition expenses, as the Committee may determine: level of sales, earnings per share, income before income taxes and cumulative effect of accounting changes, income before cumulative effect of accounting changes, net income, return on assets, return on equity, return on capital employed, total stockholder return, market valuation, cash flow and completion of acquisitions. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring or productivity initiatives; non-operating items; acquisition expenses; and effects of divestitures. Any such performance criterion or combination of such criteria may apply to the Participant's award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Committee may specify.

                  (b) NO DISCRETION. With respect to Performance Awards that are intended to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C), the Committee has no discretion to increase the amount of the award due upon attainment of the applicable performance goals. No provision of this Plan shall preclude the Committee from exercising negative discretion with respect to any award hereinafter (i.e., to reduce or eliminate the award payable) within the meaning of Treasury Regulation Section 1.162-27(e)(2)(iii)(A).

                  (c) PERFORMANCE AWARD EARNED. The Performance Awards shall be expressed in terms of Shares and referred to as "Performance Shares"or "Performance Units" as the Committee shall specify. With respect to each Performance Award, the Committee shall fix the number of allocable Performance Shares. The level of Performance Goals attained will determine the percentage of Performance Shares earned for an Award Period. After completion of the Award Period, the Committee shall certify in writing the extent to which the Performance Goals and other material terms applicable to such award are attained. Unless and until the Committee so certifies, the Performance Award shall not be paid.

                  (d) PERFORMANCE AWARD PAYMENT. The Committee, in its discretion, may elect to make payment of the Performance Awards in Restricted Shares, Shares, cash or any combination of the foregoing. If the Performance Award is paid in Shares or Restricted Shares, the Company shall issue one Share or Restricted Share for each Performance Share earned. If the Performance Award is paid in cash, the cash payable shall be equal to the Fair Market Value of the Performance Shares earned as of the last day of the Award Period.

                  (e) REQUIREMENT OF EMPLOYMENT. A grantee of a Performance Award must remain in the employment of the Company until the completion of the Award Period in order to be entitled to payment under the Performance Award; provided that the Committee may, in its sole discretion, provide for a partial or full payment of the Performance Award that would have been payable if the grantee had continued employment for the entire Award Period, which shall be paid at the same time as would have been paid if no termination of employment occurred, but only if and to the extent the exercise of such discretion does not prevent any designated Incentive Award from qualifying as "performance based" within the meaning of Code Section 162(m)(4)(C).

                  (f) DIVIDENDS. The Committee may, in its discretion, at the time of the granting of a Performance Award, provide that any dividends declared on Shares during the Award Period, and which would have been paid with respect to Performance Shares had they been owned by a grantee, be (i) paid to the grantee, or (ii) accumulated for the benefit of the grantee and used to increase the number of Performance Shares of the grantee.

                  (g) DELAYED PAYMENT. To the extent that the Committee, in its sole discretion, determines that the payment of any Performance Award is not deductible by the Company based on Code Section 162(m), the Company shall delay the payment of such Performance Award. The unpaid portion of a Performance Award that is subject to this Section 8(g) shall be paid (in whole or in part), at the discretion of the Committee, when such payment is deductible in accordance with Code Section 162(m).

                  The delayed payment of a Performance Award payable in Shares or Restricted Shares shall be equal to the number of Performance Shares earned but unpaid. The delayed payment of a Performance Award payable in cash shall be equal to the Fair Market Value of the earned but unpaid Performance Shares as of the appropriate payment date selected by the Committee.

SECTION 9.  NON-ASSIGNABILITY OF INCENTIVE AWARDS

                  (a) Except as provided in Section 9(b) with respect to Options granted hereunder as Nonqualified Stock Options, no Incentive Award granted under the Plan shall be assigned, transferred, pledged, or otherwise encumbered by an Employee, otherwise than by will, by designation of a beneficiary after death on a form approved by the Committee, or by the laws of descent and distribution, or be made subject to execution, attachment or similar process. Except as provided in Section 9(b) with respect to Nonqualified Stock Options, each Incentive Award shall be exercisable during the Employee's lifetime only by the Employee or, if permissible under applicable law, by the Employee's guardian or legal representative.

                  (b) Neither any Option granted hereunder as a Nonqualified Stock Option nor any right thereunder may be assigned or transferred by the optionee except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employee Retirement Income Security Act of 1974), provided, however, the Committee may by written action permit any holder of a Nonqualified Stock Option, either before or after the time of grant, to transfer a Nonqualified Stock Option during his lifetime to one or more members of his family, to one or more trusts for the benefit of one or more members of his family, or to a partnership or partnerships of members of his family, provided that no consideration is paid for the transfer and that such transfer would not result in the loss of any exemption under Rule 16b-3 for any option granted under any plan of the Company. The transferee of a Nonqualified Stock Option shall be subject to all restrictions, terms and conditions applicable to the Nonqualified Stock Option prior to its transfer. The Committee may impose on any transferable Nonqualified Stock Option and on the Shares to be issued upon the exercise of a Nonqualified Stock Option such limitations and conditions as the Committee deems appropriate.

SECTION 10.  CHANGE OF CONTROL

                  (a) GENERAL. In order to maintain all of the Employee's rights in the event of a Change of Control of the Company, the Committee, in its sole discretion, may, as to any Incentive Award, either at the time that an Incentive Award is made or any time thereafter, take any one or more of the following actions:

                           (i) provide for the acceleration of any time periods
                  relating to the exercise or realization of any such award, so that such award may be exercised or realized in full on or before a date fixed by the Committee,

                           (ii) provide for the purchase of any such award by
                  the Company, upon an Employee's request, for an amount of cash equal to the amount that could have been attained upon the exercise of such award or realization of such Employee's rights had such award been currently exercisable or payable,

                           (iii) make such adjustment to any such award then
                  outstanding as the Committee deems appropriate to reflect a Change of Control, or

                           (iv) cause any such award then outstanding to be
                  assumed, or new rights substituted therefor, by the acquiring or surviving corporation, if any, in connection with a Change of Control.

                  (b) OPTIONS. All outstanding Options which are not yet exercisable shall become immediately exercisable in full in the event of a Change of Control of the Company.

SECTION 11.  TAXES

                  (a) WITHHOLDING FOR TAXES. The Company shall be entitled, if necessary or desirable, to withhold the amount of any tax attributable to any amounts payable under any Incentive Award and the Company may defer making payment of any Incentive Award if any such tax, charge, or assessment may be pending until indemnified to its satisfaction.

                  (b) USE OF SHARES FOR TAX WITHHOLDING PAYMENTS. With the approval of the Committee, Shares may be used in lieu of cash to pay all or any part of the mandatory federal, state or local withholding tax payments to be made by the Employee in connection with an Incentive Award, as follows:

                           (i) NONQUALIFIED STOCK OPTIONS. (a) The holder of a
                      Nonqualified Stock Option may elect to have the Company retain from the Shares to be issued upon exercise of such an option Shares having a Fair Market Value equal to the withholding tax to be paid; or (b) the holder of a Nonqualified Stock Option may deliver to the Company already-owned Shares having a Fair Market Value equal to the withholding tax to be paid and in such case, the election to use already-owned Shares for such purpose and the exercise of the Nonqualified Stock Option may occur at any time.

                           (ii) RESTRICTED SHARE AWARDS. If withholding taxes
                  are to be paid at the time Restricted Shares are issued in the name of an Employee or at the expiration of the Restricted Period, then the Employee may elect to have the Company retain from the Shares to be issued Shares having a Fair Market Value equal to the withholding tax to be paid or pay such taxes by delivering to the Company already-owned Shares having a Fair Market Value equal to the amount of the withholding tax being paid by the use of already-owned Shares.

                           (iii) PERFORMANCE SHARES. If withholding taxes are
                  required to be paid at the time Shares are delivered to an Employee as a Performance Award, then the Employee may elect to have the Company retain from the Shares to be issued Shares having a Fair Market Value equal to the withholding tax to be paid or pay such taxes by delivering to the Company already-owned Shares having a Fair Market Value equal to the amount of the withholding tax being paid by the use of already-owned Shares.

SECTION 12.  COMPLIANCE WITH LAWS AND EXCHANGE REQUIREMENTS

                  No Option shall be granted and no Shares shall be issued in connection with any Incentive Award unless the grant of the Option and the issuance and delivery of Shares or cash pursuant to the Incentive Award shall comply with all relevant provisions of state and federal law, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder, and the requirements of any market system or stock exchange upon which the Shares may then be listed.

SECTION 13.  AMENDMENT AND TERMINATION OF PLAN

                  (a) AMENDMENT. The Board may amend, modify, or suspend the Plan at any time for the purpose of meeting or addressing any changes in the legal requirements or for any other purpose permitted by law. Subject to changes in law or legal requirements that would permit otherwise, the Board may not amend the Plan without shareholder approval so as to:

                           (i) increase the maximum number of Shares that may be
                  issued under the Plan except in accordance with Section 3(c);

                           (ii) permit the granting of Options with exercise
                  prices lower than those specified in Section 6;

                           (iii) materially modify the requirements as to
                  eligibility of key employees, officers, or directors of the Company for participation in the Plan; or

                           (iv) prevent future grant of Incentive Awards to
                  qualify as "performance based" within the meaning of Code
                  Section 162(m)(4)(C).

                  (b) TERMINATION. The Board may at any time terminate the Plan.

                  (c) EFFECT OF AMENDMENT OR TERMINATION. Any amendment or the termination of the Plan shall not adversely affect any Incentive Award previously granted nor disqualify an Incentive Award from being treated as "performance based" within the meaning of Code Section 162(m)(4)(C). Incentive Awards outstanding at the time that the Plan is amended or terminated shall remain in full force and effect as if the Plan had not been amended or terminated.

SECTION 14.  NOTICES

                  Each notice relating to the Plan shall be in writing and delivered in person or by certified or registered mail to the proper address. Each notice to the Committee shall be addressed as follows: The Monarch Machine Tool Company, 2600 Kettering Tower, Dayton, Ohio 45423, Attention: Compensation Committee. Each notice to a Participant shall be addressed to the Participant at the address of the Participant maintained by the Company on its books and records. Anyone to whom a notice may be given under this Plan may designate a new address by written notice to the other party to that effect.

SECTION 15.  BENEFITS OF PLAN

                  This Plan shall inure to the benefit of and be binding upon each successor of the Company. All rights and obligations imposed upon a Participant and all rights granted to the Company under this Plan shall be binding upon the Participant's heirs, legal representatives and successors.

SECTION 16.  PRONOUNS AND PLURALS

                  All pronouns shall be deemed to refer to the masculine, feminine, singular or plural, as the identity of the person or persons may require.

SECTION 17.  SHAREHOLDER APPROVAL AND TERM OF PLAN

                  (a) The Plan shall become effective upon its adoption by the Board. No payment of cash or Shares in connection with an Incentive Award shall be made, and no Option shall be exercised, prior to the approval of the Plan by the affirmative vote of the holders of a majority of the outstanding Shares present, in person or by proxy, and entitled to vote at an annual meeting of the shareholders of the Company. Unless the Plan shall be so approved by the shareholders of the Company at the next annual meeting after its adoption by the Board, the Plan shall terminate and all Incentive Awards granted under the Plan shall be canceled.

                  (b) Unless sooner terminated under Section 13, the Plan shall be in effect from the date of its adoption by the Board and automatically terminate on the fifth anniversary of its adoption by the shareholders of the Company.

                       THE MONARCH MACHINE TOOL COMPANY
                                    PROXY
                        ANNUAL MEETING OF SHAREHOLDERS

        Karl A. Frydryk and Leo E. Dugdale III, and each of them, are hereby authorized to represent me at the Annual Meeting of Shareholders of the Company to be held on May 5, 1999, and at any adjournment, and at the meeting to vote all of my shares as follows:

1. Election of Directors

[ ] FOR all nominees of the Board of Directors, namely John A. Bertrand,
    William R. Graber and Waldemar M. Gouler (except as marked to the contrary below), including authority to cumulate votes selectively among such nominees.

[ ] WITHHOLD AUTHORITY to vote for all nominees listed below.
    (INSTRUCTIONS To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below)


------------------------------------------------------------------------------
2. Adoption of the Company's 1999 Long-Term Incentive Stock Plan.

        [ ] FOR         [ ] AGAINST     [ ] ABSTAIN

Upon any other business that may properly come before the meeting.

                             (Continued and to be signed, on the reverse side)

The Monarch Machine Tool Company
c/o Corporate Trust Services
Mail Drop 10AT66-4129
38 Fountain Square Plaza
Cincinnati, OH 45263






                             fold and detach here
 ..............................................................................

(Continued from the reverse side)

                       THE MONARCH MACHINE TOOL COMPANY

                                  P R O X Y

A vote FOR Proposals 1 and 2 is recommended by the Board of Directors. When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder. If no direction is specified, the proxy will be voted FOR Proposals 1 and 2.

                                        This Proxy is solicited on behalf
                                           of the Board of Directors


                                        Dated ______________________, 1999

                                        __________________________________

                                        __________________________________

                                        Please sign your name as imprinted
                                        hereon, and, in the case of multiple
                                        or joint ownership, all should sign.